               BYLAWS
               OF
               WESTVACO CORPORATION














November 1995
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                                     BYLAWS



                                      OF



                             WESTVACO CORPORATION




                    INCORPORATED UNDER THE LAWS OF DELAWARE

                          Principal Business Office
                               299 Park Avenue
                           New York, New York 10171
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      BYLAWS

                                                                           PAGE
                                                                           ----
       Article I   Meetings of Stockholders
        Section  1 Place of Meetings.....................................  1-1
                 2 Annual Meetings.......................................  1-1
                 3 Special Meetings......................................  1-1
                 4 Notice of Meetings....................................  1-1
                 5 Postponement..........................................  1-1
                 6 Quorum................................................  1-1
                 7 Chairman; Secretary...................................  1-2
                 8 Inspectors of Election; Opening and Closing the
                   Polls.................................................  1-2
                 9 Voting................................................  1-2
                10 Business Combination; Vote Required...................  1-2
                11 Meeting Required......................................  1-3
                12 Notification of Proposals.............................  1-3
       Article II  Board of Directors
        Section  1 General Powers, Number, Qualifications and Term of
                   Office................................................  2-1
                 2 Age Limitation........................................  2-1
                 3 Election of Directors; Vacancies; New Directorships...  2-1
                 4 Removal of Directors..................................  2-1
                 5 Notification of Nomination............................  2-2
                 6 Place of Meetings.....................................  2-2
                 7 Regular Meetings......................................  2-2
                 8 Special Meetings......................................  2-2
                 9 Notice of Special Meetings............................  2-3
                10 Quorum and Manner of Acting...........................  2-3
                11 Chairman; Secretary...................................  2-3
                12 Compensation..........................................  2-3
                13 Directors, Officers and Stockholders Interested in
                   Transactions..........................................  2-3
                14 Indemnity.............................................  2-4
       Article III Committees
        Section  1 Committees of Directors...............................  3-1
                 2 Removal; Vacancies....................................  3-1
                 3 Compensation..........................................  3-1
       Article IV  Officers
        Section  1 Number................................................  4-1
                 2 Election; Term of Office and Qualifications...........  4-1
                 3 Removal...............................................  4-1
                 4 Salaries..............................................  4-1
                 5 The Chairman of the Board.............................  4-1
                 6 The President.........................................  4-2
                 7 The Vice Presidents...................................  4-2

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
                                                                           PAGE
                                                                           ----
                 8 The General Counsel...................................  4-2
                 9 The Assistant Vice Presidents.........................  4-2
                10 The Secretary.........................................  4-2
                11 The Assistant Secretaries.............................  4-2
                12 The Treasurer.........................................  4-3
                13 The Assistant Treasurers..............................  4-3
                14 The Comptroller.......................................  4-3
                15 The Assistant Comptrollers............................  4-3
       Article V   Authority to Act and Sign for the Corporation
        Section  1 Contracts, Agreements, Checks and Other Instruments...  5-1
                 2 Real Estate Transactions..............................  5-1
                 3 Bank Accounts; Deposits; Checks, Drafts and Orders
                   Issued in the Corporation's Name......................  5-2
                 4 Operating Authority...................................  5-3
                 5 Delegation of Authority...............................  5-3
                 6 Stock Certificates....................................  5-4
                 7 Voting of Stock in Other Corporations.................  5-4
                 8 Sale and Transfer of Securities.......................  5-4
       Article VI  Stock
       Section  1  Certificates of Stock.................................  6-1
                 2 Transfer of Stock.....................................  6-1
                 3 Transfer Agents and Registrars........................  6-1
                 4 Record Dates..........................................  6-1
       Article VII Sundry Provisions
       Section  1  Offices...............................................  7-1
                 2 Seal..................................................  7-1
                 3 Books and Records.....................................  7-1
                 4 Fiscal Year...........................................  7-1
                 5 Independent Public Accountants........................  7-1
                 6 Waiver of Notice......................................  7-1
                 7 Authorization to Transact Business....................  7-2
                 8 Amendments............................................  7-2

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WESTVACO CORPORATION

BYLAWS

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     Article I--Meetings of Stockholders


SECTION     PLACE OF MEETINGS
  1         The annual meeting of stockholders for the election of directors and all special meetings for that or for any other purpose shall be held at the principal business office of the Corporation at 299 Park
            Avenue, New York, New York, or at such other place within or without the State of Delaware as may from time to time be designated by the Board of Directors.

SECTION     ANNUAL MEETINGS
  2         The annual meeting of stockholders for elections of directors, and for the transaction of such other business as may be required or authorized to be transacted by stockholders, shall be held on the fourth Tuesday in February each year or on such other date as a resolution of the Board of Directors may designate.

SECTION     SPECIAL MEETINGS
  3         A special meeting of stockholders for any purpose may be called at any time only by order of the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors, by the Chairman of the Board, or by the President. At any such special meeting the only business transacted shall be in accordance with the purposes specified in the notice calling such meeting.

SECTION     NOTICE OF MEETINGS
  4         Except as may otherwise be provided by statute or the Certificate of
            Incorporation, the Secretary or an Assistant Secretary shall cause written notice of the place, date and hour for holding each annual and special meeting of stockholders to be given not less than ten days nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting by mailing the notice, postage prepaid, to the stockholder at his post office address as it appears on the records of the Corporation. Notice of each special meeting shall contain a statement of the purpose or purposes for which the meeting is called. Except as otherwise provided by statute, no notice of an adjourned meeting need be given other than by announcement at the meeting which is being adjourned of the time and place of the adjourned meeting.

SECTION     POSTPONEMENT
  5         Any previously scheduled annual or special meeting of stockholders may be postponed by resolution of the Board of Directors, upon public notice given prior to the date scheduled for such meeting.

SECTION     QUORUM
  6         The holders of shares of the outstanding stock of the Corporation representing a majority of the total votes entitled to be cast at any meeting of stockholders, if present in person or by proxy, shall

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            constitute a quorum for the transaction of business unless a larger proportion shall be required by statute or the Certificate of Incorporation. The Chairman of a meeting of stockholders may adjourn such meeting from time to time, whether or not there is a quorum of stockholders at such meeting. In the absence of a quorum at any stockholders' meeting, the stockholders present in person or by proxy and entitled to vote may, by majority vote, adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting, at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called. The lack of the required quorum at any meeting of stockholders for action upon any particular matter, shall not prevent action at such meeting upon other matters which may properly come before the meeting, if the quorum required for taking action upon such other matters shall be present.

SECTION     CHAIRMAN; SECRETARY
  7         The Chairman of the Board (if one is then in office) shall call meetings of the stockholders to order and shall act as Chairman. If there is no Chairman of the Board, or in the event of his absence or disability, the President, or in his absence, one of the Executive
            Vice Presidents (in order of first designation as an Executive Vice
            President) present, or in absence of all Executive Vice Presidents, one of the Senior Vice Presidents (in order of first designation as a Senior Vice President) present, or in the absence also of all Senior Vice Presidents, one of the Vice Presidents (in order of first designation as a Vice President) present, shall call meetings of the stockholders to order and shall act as Chairman thereof. The
            Secretary of the Corporation, or any person appointed by the Chairman, shall act as Secretary of the meeting of stockholders.

SECTION     INSPECTORS OF ELECTION; OPENING AND CLOSING THE POLLS
  8         The Board of Directors in advance of any meeting of stockholders shall appoint two or more inspectors of election to act at such meeting or any adjournment thereof. In the event of the failure of the Directors to make such appointments, or if any inspector shall for any reason fail to attend or to act at any meeting, or shall for any reason cease to be an inspector before completion of his duties, the appointments shall be made by the Chairman of the meeting.

            The Chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

SECTION     VOTING
  9         At each meeting of the stockholders each stockholder entitled to vote thereat shall, except as otherwise provided in the Certificate of Incorporation, be entitled to one vote in person or by proxy for each share of the stock of the Corporation registered in his name on the books of the Corporation on the date fixed pursuant to Section 4 of Article VI of these Bylaws as the record date fixed for such meeting.

            At each meeting of the stockholders at which a quorum is present, all matters (except as otherwise provided in Section 10 of Article I, Section 4 of Article II, or Section 8 of Article VII of these Bylaws, in the Certificate of Incorporation, or by statute) shall be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on the subject matter.

            The votes for directors shall be by ballot.

SECTION     BUSINESS COMBINATION; VOTE REQUIRED
  10        The vote required for the adoption or authorization of a Business
            Combination as defined in the Certificate of Incorporation shall be as provided in the Certificate of Incorporation.


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SECTION     MEETING REQUIRED
  11 Any action by stockholders of the Corporation shall be taken at a meeting of stockholders and no corporate action may be taken by written consent of stockholders entitled to vote upon such action.

SECTION     NOTIFICATION OF PROPOSALS
  12        The proposal of business, other than nominations, which are governed by Section 5 of Article II of these Bylaws, to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 12.

            For business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the first paragraph of this
            Section 12, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting, provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the seventh day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to the business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner; if any, on whose behalf the proposal is made; and
            (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

            Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether any business proposed to be brought before the meeting was proposed in accordance with the procedures set forth in this Section 12 and, if any proposed business is not in compliance with this Section 12, to declare that such defective proposal shall be disregarded.

            For purposes of this Section 12, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

            Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12. Nothing in this
            Section 12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

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     Article II--Board of Directors

SECTION     GENERAL POWERS, NUMBER, QUALIFICATIONS AND TERM OF OFFICE
  1         The business and property of the Corporation shall be managed and controlled by the Board of Directors. The number of directors shall be not less than 9 and not more than 16, the exact number to be determined from time to time only by resolution adopted by the Board of Directors. Directors need not be stockholders.

            The directors shall be classified by the Board of Directors, with respect to the duration of the term for which they severally hold office, into three classes as nearly equal in number as possible. Such classes shall originally consist of a first class of directors who shall be elected at the annual meeting of stockholders held in 1986 for a term expiring at the annual meeting of stockholders to be held in 1987; a second class of directors who shall be elected at the annual meeting of stockholders held in 1986 for a term expiring at the annual meeting of stockholders to be held in 1988, and a third class of directors who shall be elected at the annual meeting of stockholders held in 1986 for a term expiring at the annual meeting of stockholders to be held in 1989. At each annual meeting of stockholders beginning in 1987, the successors of the class of directors whose term expires at that meeting shall be elected for a term expiring at the annual meeting of stockholders held in the third year following the year of election of such directors. The Board of Directors shall increase or decrease the number of directors in one or more classes as may be appropriate whenever it increases or decreases the number of directors pursuant to this
            Section 1, in order to ensure that the three classes shall be as nearly equal in number as possible. Each director of the Corporation shall hold office as provided above and until his or her successor shall have been elected and qualified.

SECTION     AGE LIMITATION
  2         No person shall serve as a director of the Corporation following the annual meeting of stockholders after attaining age 72.

SECTION     ELECTION OF DIRECTORS; VACANCIES; NEW DIRECTORSHIPS
  3         The directors shall be elected by class annually in the manner provided in these Bylaws. At each annual or special meeting of the stockholders for the election of directors, at which a quorum is present, the persons receiving the greatest number of votes shall be the directors. Any vacancies on the Board of Directors caused by death, removal, resignation or any other cause and any newly created directorships resulting from any increase in the authorized number of directors, may be filled only by a majority of the directors then in office, even though less than a quorum, at any regular or special meeting of the Board of Directors, and each director so elected shall hold office for the remainder of the full term of the class in which the new directorship was created or the vacancy occurred.

SECTION     REMOVAL OF DIRECTORS
  4         Any director may be removed with cause, at any time, by the affirmative vote of at least 75% of the combined voting power of the then-outstanding shares of all classes and series of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, at a special meeting of stockholders duly called and held for the purpose or at an annual meeting of stockholders.

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SECTION     NOTIFICATION OF NOMINATION
  5 Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such stockholder's intent to make such nomination is given, either by personal delivery or by the United States mail, postage prepaid, to the Secretary of the Corporation, not later than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated, (b) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder, (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated by the Board of Directors, and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

SECTION     PLACE OF MEETINGS
  6         The Board of Directors may hold its meetings at such place or places, within or without the State of Delaware, as it may from time to time determine. In the absence of any such determination, such meetings shall be held at the principal business office of the Corporation. Any meeting may be held upon direction to the Secretary by the Chairman of the Board, or, in his absence, by the President at any place, provided that notice of the place of such meeting, whether regular or special, shall be given in the manner provided in
            Section 9 of this Article.

SECTION     REGULAR MEETINGS
  7         Regular meetings of the Board of Directors shall be held on the fourth Tuesday of each month or on such other date as a resolution of the Board of Directors may designate. Any regular meeting of the Board may be dispensed with upon order of the Board of Directors, or by the Chairman of the Board, or, in his absence, the President if notice thereof is given to each director at least one day prior to the date scheduled for the meeting. If any day fixed for a regular meeting shall be a legal holiday, then such meeting shall be held on the next succeeding business day not a legal holiday. No notice shall be required for any regular meeting of the Board, except that notice of the place of such meeting shall be given (as provided in Section 9 of this Article) if such meeting is to be held at a place other than the principal business office of the Corporation.

SECTION     SPECIAL MEETINGS
  8         Special meetings of the Board of Directors shall be held whenever called by the direction of the Chairman of the Board, the President, an Executive Vice President, or a majority of the Board of Directors then in office.
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SECTION     NOTICE OF SPECIAL MEETINGS
  9         Notice of the place, day and hour of every special meeting of the
            Board of Directors shall be given by the Secretary or an Assistant
            Secretary to each director at least twelve hours before the meeting, by telephone, telegraph or cable, telecopier or e-mail, or by delivery to him personally or to his residence or usual place of business, or by mailing such notice at least three days before the meeting, postage prepaid, to him at his last known post office address according to the records of the Corporation. Except as provided by statute, or by Section 3 of Article IV or Section 8 of
            Article VII of these Bylaws, such notice need not state the business to be transacted at any special meeting. No notice of any adjourned meeting of the Board of Directors need be given. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with
            Section 6 of Article VII of these Bylaws.


SECTION     QUORUM AND MANNER OF ACTING
  10        A whole number of directors equal to at least a majority of the total number of directors as determined by resolution in accordance with Section 1 of this Article, regardless of any vacancies, shall constitute a quorum for the transaction of business at any meeting except to fill vacancies in accordance with Section 3 of this Article, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors unless otherwise provided by statute or these Bylaws.
            In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice until a quorum be had. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally scheduled. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

SECTION     CHAIRMAN; SECRETARY
  11        At each meeting of the Board of Directors, the Chairman of the Board
            (if one is then in office) shall act as Chairman. If there is no Chairman of the Board, or in the event of his absence or disability, the President or in his absence or disability, one of the Executive
            Vice Presidents, or in their absence, a director chosen by a majority of the directors present, shall act as Chairman. The
            Secretary, or in his absence or disability, an Assistant Secretary, or any person appointed by the Chairman of the meeting, shall act as Secretary of the meeting.

SECTION     COMPENSATION
  12        Each director except a director who is an active employee of the
            Corporation in receipt of a salary shall be paid such sums as director's fees as shall be fixed by the Board of Directors. Each director may be reimbursed for all expenses incurred in attending meetings of the Board of Directors and in transacting any business on behalf of the Corporation as a director. Nothing in this Section shall be construed to preclude a director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION     DIRECTORS, OFFICERS AND STOCKHOLDERS INTERESTED IN TRANSACTIONS
  13        No contract or other transaction between the Corporation and one or more of its directors, officers or stockholders or between the Corporation and any other corporation, firm, or association in which one or more of the directors, officers and stockholders of the Corporation are officers, partners, directors or stockholders shall be either void or voidable (1) if the contract or other transaction is approved at a meeting of the Board of Directors, or of a committee having proper authority, by a majority of a quorum of persons not so interested, or (2) if the contract or other transaction is authorized or ratified at an annual or special meeting of the stockholders, or (3) if the contract or other transaction is just and reasonable to the Corporation at the time it is made, authorized or ratified; provided, however, that this Bylaw shall not operate or be deemed to make void or voidable any contract or transaction which would not otherwise be void or voidable as a matter of law, irrespective of the corporate action taken with respect thereto.

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2-4
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SECTION     INDEMNITY
  14 Each director, officer and employee, past or present, of the Corporation, and each person who serves or may have served at the request of the Corporation as a director, officer or employee of another corporation and their respective heirs, administrators and executors, shall be indemnified by the Corporation in accordance with, and to the fullest extent provided by, the provisions of the General Corporation Law of the State of Delaware as it may from time to time be amended. Each agent of the Corporation and each person who serves or may have served at the request of the Corporation as an agent of another corporation, or as an employee or agent of any partnership, joint venture, trust or other enterprise may, in the discretion of the Board of Directors, be indemnified by the Corporation to the same extent as provided herein with respect to directors, officers and employees of the Corporation.

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     Article III--Committees

SECTION     COMMITTEES OF DIRECTORS
  1         The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Such resolution shall specify a designation by which a committee shall be known, shall fix its powers and authority, and may fix the term of office of its members. Any such committee, to the extent provided in the resolution of the Board of Directors, or in the Bylaws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it;
            except as otherwise provided by statute.

SECTION     REMOVAL; VACANCIES
  2         The members of committees of directors shall serve at the pleasure of the Board of Directors. Any member of a committee of directors may be removed at any time and any vacancy in any such committee may be filled by majority vote of the whole Board of Directors.

SECTION     COMPENSATION
  3         The Board of Directors may by resolution determine from time to time the compensation, if any, including reimbursement for expenses, of members of any committee of directors for services rendered to the Corporation as a member of any such committee.

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     Article IV--Officers

SECTION     NUMBER
  1         The officers of the Corporation shall be chosen by the Board of
            Directors and shall be a President, one or more Vice Presidents, a Secretary and a Treasurer. Officers of the Corporation may also include a Chairman of the Board, a General Counsel, a Comptroller, one or more Assistant Vice Presidents, Assistant Secretaries,
            Assistant Treasurers, and Assistant Comptrollers. One or more persons may hold any two of such offices. The Chairman of the Board
            (if one is chosen) and the President shall be chosen from the Board of Directors and one of them shall be designated by the Board of Directors as the Chief Executive Officer of the Corporation. Subject to the direction of the Board of Directors, the Chief Executive
            Officer shall have general supervision of the business and affairs of the Corporation and over its officers, employees and agents. He shall have all powers and preform all duties incident to being Chief
            Executive Officer of a corporation, and as are provided for him in these Bylaws, and shall exercise such other powers and perform such other duties as may be assigned to him by the Board of Directors.
            The Board of Directors may also designate one or more of the Vice
            Presidents as Executive Vice Presidents and one or more Vice
            Presidents as Senior Vice Presidents.

SECTION     ELECTION; TERM OF OFFICE AND QUALIFICATIONS
  2         The officers shall be chosen annually by the Board of Directors at its first regular meeting following the annual meeting of stockholders and each shall hold office until the corresponding meeting in the next year and until his successor shall have been elected and shall qualify, or until his earlier death or resignation or until he shall have been removed in the manner provided in
            Section 3 of this Article. Any vacancy in any office shall be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

SECTION     REMOVAL
  3         Any officer may be removed from office, either with or without cause, by a vote of the majority of the whole Board of Directors at a special meeting called for that purpose, or at a regular meeting.

SECTION     SALARIES
  4         The Board of Directors shall have authority to determine any and all salaries of employees of the Corporation. The Board may by resolution authorize a committee of directors (none of whom shall be an officer or employee of the Corporation) to fix any such salaries.
            Salaries not determined by the Board of Directors, or by a committee of directors, may be fixed by the Chief Executive Officer of the Corporation.

SECTION     THE CHAIRMAN OF THE BOARD
  5         The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors. He shall have all powers and perform all duties incident to the office of a Chairman of the Board of a corporation, and as are provided for him in these Bylaws, and shall exercise such other powers and perform such other duties as may be assigned to him by the Board of Directors. In the absence or disability of the President, the Chairman of the Board shall perform the duties and exercise the powers of the Chief Executive
            Officer if the President has been so designated.

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4-2
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SECTION     THE PRESIDENT
  6 The President shall have all powers and perform all duties incident to the office of the President as are provided for him in these Bylaws and shall exercise such other powers and perform such other duties as may be assigned to him by the Board of Directors. If there is no Chairman of the Board or in the event of his absence or disability, the President shall perform the duties and exercise the powers of the Chairman of the Board, including those of Chief Executive Officer if the Chairman of the Board has been so designated.

SECTION     THE VICE PRESIDENTS
  7         The Vice Presidents shall have such powers and perform such duties as are provided for them in these Bylaws and as may be assigned to them, or any of them, by the Board of Directors or the Chief
            Executive Officer. The Executive Vice Presidents (in order of first designation as an Executive Vice President), in the absence or disability of the President, shall perform all the duties of the President and when so acting shall have the powers of the President.
            During the absence of the President and all Executive Vice
            Presidents, the available Senior Vice President (in order of first designation as a Senior Vice President), or in the absence also of all Senior Vice Presidents, the Vice President who is available and was first elected a Vice President prior to all other available Vice
            Presidents shall perform all the duties of the President and when so acting shall have the powers of the President. A Vice President performing the duties and exercising the powers of the President shall perform the duties and exercise the powers of the Chief
            Executive Officer if there is no Chairman of the Board or in the event of the absence or disability of the Chairman of the Board.

SECTION     THE GENERAL COUNSEL
  8         The General Counsel shall be the chief legal officer of the
            Corporation and shall have general responsibility for all legal matters of the Corporation. He shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors or the Chief Executive Officer.

SECTION     THE ASSISTANT VICE PRESIDENTS
  9         The Assistant Vice Presidents shall have such powers and perform such duties as may be assigned to them, or any of them, by the Board of Directors or the Chief Executive Officer.

SECTION     THE SECRETARY
  10        The Secretary shall keep, or cause to be kept in books provided for the purpose, the minutes of the meeting of stockholders and of the Board of Directors and any minutes of Committees of the Board of Directors; shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by statute;
            shall be custodian of the records and of the corporate seal or seals of the Corporation; and shall cause the corporate seal to be affixed to any document the execution of which, on behalf of the Corporation, under its seal, is duly authorized and when so affixed, may attest the same. He shall have all powers and perform all duties incident to the office of a secretary of a corporation and as are provided for him in these Bylaws and shall exercise such other powers and perform such other duties as may be assigned to him by the Board of Directors or the Chief Executive Officer.

SECTION     THE ASSISTANT SECRETARIES
  11        In the absence or disability of the Secretary, the Assistant
            Secretary designated by him shall perform all the duties of the Secretary and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary. The Assistant
            Secretaries shall exercise such powers and perform such duties as are provided for them in these Bylaws and as may be assigned to them, or any of them, by the Board of Directors, the Chief Executive
            Officer or the Secretary.

                                                                           Page

                                                                            4-3
                                                                             --


SECTION     THE TREASURER
  12        The Treasurer shall have general charge of and general
            responsibility for all funds, securities, and receipts of the Corporation and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall from time to time be designated in accordance with Section 3 of Article V of these Bylaws. He shall have all powers and perform all duties incident to the office of a treasurer of a corporation and as are provided for him in these Bylaws and shall exercise such other powers and perform such other duties as may be assigned to him by the Board of Directors or the Chief Executive Officer.

SECTION     THE ASSISTANT TREASURERS
  13        In the absence or disability of the Treasurer, the Assistant
            Treasurer designated by him shall perform all the duties of the Treasurer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. The Assistant
            Treasurers shall exercise such powers and perform such duties as are provided for them in these Bylaws and as may be assigned to them, or any of them, by the Board of Directors, the Chief Executive Officer or the Treasurer.

SECTION     THE COMPTROLLER
  14        The Comptroller shall have general charge and supervision of financial reports; he shall maintain adequate records of all assets, liabilities and transactions of the Corporation; he shall keep the books and accounts and cause adequate audits thereof to be made regularly; he shall exercise a general check upon the disbursements of funds of the Corporation; and in general shall perform all duties incident to the office of a comptroller of a corporation, and shall exercise such other powers and perform such other duties as may be assigned to him by the Board of Directors or the Chief Executive
            Officer.

SECTION     THE ASSISTANT COMPTROLLERS
  15        In the absence or disability of the Comptroller, the Assistant
            Comptroller designated by him shall perform all the duties of the Comptroller and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Comptroller. The Assistant
            Comptrollers shall exercise such other powers and perform such other duties as from time to time may be assigned to them, or any of them, by the Board of Directors, the Chief Executive Officer or the Comptroller.

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                                                                            5-1
                                                                             --


     Article V--Authority to Act and Sign for the Corporation

SECTION     CONTRACTS, AGREEMENTS, CHECKS AND OTHER INSTRUMENTS
  1         Except as may be otherwise provided by statute or by the Board of
            Directors, the Chairman of the Board, the President, each Executive or Senior Vice President, the Secretary, the Treasurer, and each of them, may make, sign, endorse, verify, acknowledge and deliver, in the name and on behalf of the Corporation, all contracts, agreements, checks, notes, drafts and other commercial paper, bonds, assignments, bills of sale, releases, reports and all other instruments and documents deemed necessary or advisable by the officer or officers executing the same for carrying on the business and affairs of the Corporation, subject, however, to Section 2 of this Article relating to real estate transactions, to Section 6 of this Article relating to stock certificates of the Corporation, to
            Section 7 of this Article relating to execution of proxies and to
            Section 8 of this Article relating to securities held by the Corporation.

SECTION     REAL ESTATE TRANSACTIONS
  2            (a) The Board of Directors may authorize any officer, employee or agent of the Corporation to sell, exchange, convey, mortgage, lease or otherwise dispose of or encumber by easement, license or other right any of the Corporation's interests in real property.

               (b) The Chairman of the Board, the President or any Executive
            Vice President may sell, exchange, convey, mortgage, lease or otherwise dispose of or encumber by easement, license or other right any of the Corporation's interests in real property; subject, however, to the following limitation:

                   Any interest in real property, any pledge of an interest in real property to secure a debt and any right affecting an interest in real property shall be limited to an interest or right having a fair market value of up to Two Million Dollars ($2,000,000.00).

               (c) In a manner approved by the Chief Executive Officer, all of the Corporation's interests in real property shall be classified as Plant, Timberlands or Other real property.

               (d) Any Senior Vice President or Division Manager may sell, exchange, convey, lease or otherwise dispose of or encumber by easement, license or other right any of the Corporation's interests in real property classified as Timberlands or Other; subject, however, to the following limitation:

                   Any interest in real property, and any right affecting an
            interest in real property shall be limited to an interest or right having a fair market value of up to Two Hundred Fifty Thousand Dollars ($250,000.00), except that any Senior Vice President or Division Manager may convey timber, trees or stumpage having a fair market value of up to Five Hundred Thousand Dollars ($500,000.00).


               (e) With respect to real property interests classified as
            Timberlands or Other real property, subordinate managers who are expressly designated to exercise such authority by a Division Manager having general jurisdiction over such real property may convey or grant the following:

                   (1) Timber, trees or stumpage having a fair market value of not more than One Hundred Fifty Thousand Dollars ($150,000.00).

                   (2) Easement for a term of not more than five (5) years or terminable by the Corporation on advance notice of not more than thirty (30) days.

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5-2
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               (f) Any of the limitations set forth in this Section 2
            notwithstanding;

                   (1) The Chairman of the Board, the President or any Executive
            or Senior Vice President may lease on behalf of the Corporation, for such consideration and duration and on such other terms and conditions as such officer deems appropriate, any of the Corporation's interest in real property classified as Timberlands or Other real property for the purposes of exploration and mining for coal, oil and gas and other minerals.

                   (2) The Chairman of the Board, the President, any Executive
            or Senior Vice President or the Treasurer may sublet any office space leased by the Corporation on such terms and conditions as such officer deems appropriate.

            (g) The Chairman of the Board, the President or any Executive Vice President shall have authority to convey or grant on behalf of the Corporation any interest in real property where the fair market value of such interest or right is no greater than Two Hundred and Fifty Thousand Dollars ($250,000.00) notwithstanding the lack of full consideration. A Senior Vice President or a Division Manager shall have authority to convey or grant on behalf of the Corporation any interest in real property classified as Timberlands or Other property where the fair market value of such interest or right is no greater than Twenty-Five Thousand Dollars ($25,000) notwithstanding the lack of full consideration.

            (h) Any officer, employee or agent exercising any authority granted under this Section may execute and deliver in the name and on behalf of the Corporation any instrument deemed necessary or advisable by the executing person to accomplish any such transition.

SECTION BANK ACCOUNTS; DEPOSITS; CHECKS, DRAFTS AND ORDERS ISSUED IN THE CORPORATION'S NAME
  3 Except as otherwise provided by the Board of Directors, any two of the following officers: the Chairman of the Board, the President, any Vice President, and the Treasurer may from time to time, (1) open and keep in the name and on behalf of the Corporation, with such banks, trust companies or other depositories as they may designate, general and special bank accounts for the funds of the Corporation, (2) terminate any such bank accounts and (3) select and contract to rent and maintain safe deposit boxes with depositories as they may designate and terminate such contracts and authorize access to any safe deposit box by any two employees designated for such purposes, at least one of whom shall be an officer, and revoke such authority. Any such action by two of the officers as specified above shall be made by an instrument in writing signed by such two officers and filed with the Secretary. A copy of such instrument, certified by the Secretary or an Assistant Secretary, shall be evidence to all concerned that the designations or terminations therein contained are duly authorized on behalf of the Corporation at the time of the certification.

             All funds and securities of the Corporation shall be deposited in such banks, trust companies and other depositories as are designated by the Board of Directors or by the aforesaid officers in the manner hereinabove provided, and for the purpose of such deposits, the Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer or an Assistant Treasurer, and each of them, or any other person or persons authorized by the Board of Directors, may endorse, assign and deliver checks, notes, drafts, and other orders for the payment of money which are payable to the Corporation.

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                                                                            5-3
                                                                             --


            Except as otherwise provided by the Board of Directors, all checks, drafts or orders for the payment of money, drawn in the name of the Corporation, may be signed by the Chairman of the Board, the President, any Executive or Senior Vice President, the Secretary or the Treasurer or by any other officers or any employees of the Corporation who shall from time to time be designated to sign checks, drafts, or orders on all accounts or on any specific account of the Corporation by an "instrument of designation" signed by any two of the following officers: the Chairman of the Board, the President, any Executive or Senior Vice President, and the Treasurer, and filed with the Secretary. The Secretary or any Assistant Secretary shall make certified copies of such instruments of designation and such certified copies shall be evidence to all concerned of the authority of the persons designated therein at the time of the certification. An instrument of designation may provide for (1) the facsimile signature of any person authorized to sign by such instrument or by this Section or (2) the revocation of authority of any person (other than an officer named in this Section) to sign checks, drafts or orders drawn in the name of the Corporation.

            The Treasurer shall report at least annually to the Board of Directors the name of each depository and each account for the funds of the Corporation, the balance of deposit in each account, and the name of each employee authorized to sign checks thereon.

SECTION     OPERATING AUTHORITY
  4         The Chief Executive Officer shall designate divisions of the Company and shall appoint Division Managers who shall serve at the pleasure of the Chief Executive Officer and the Board of Directors. Each
            Division Manager shall have such powers and perform such duties as are necessary for, or incidental to, the conduct of all manufacturing, producing, research, marketing and other operations of his division, including the authority to hire employees for such division, and the authority to execute and deliver on behalf of the Corporation all contracts, agreements, purchase orders and other similar instruments pertaining solely to the operation of his division; except that such authority shall be subject to Section 3 concerning checks, drafts and orders issued in the name of the Corporation and shall not extend to the disposal of the Corporation's interest in real property unless such authority is expressly granted by these Bylaws or by the Board of Directors. Such
            Managers shall also have such other powers and shall perform such other duties as shall be assigned to them by the Board of Directors or by the Chief Executive Officer.

             Any Vice President shall have the same authority as a Division Manager with respect to his area of direct operational or administrative responsibility.

SECTION     DELEGATION OF AUTHORITY
  5         The Board of Directors, the Chairman of the Board, the President or
            any Executive Vice President or Senior Vice President may appoint such attorneys and agents of the Corporation (who also may be employees of the Corporation) as may be deemed desirable who shall serve for such periods, have such powers, bear such titles and perform such duties as the Board of Directors, the Chairman of the Board, the President or an Executive Vice President or any Senior
            Vice President may from time to time prescribe.

            Except as otherwise specifically provided in Sections 2, 3, 6, 7 and 8 of Article V of these Bylaws, each officer and each Division Manager may delegate to any employee the right and power to perform any and all acts and to execute any and all documents to the extent he has such right and power.

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5-4
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SECTION     STOCK CERTIFICATES
  6 All certificates of stock issued by the Corporation shall be executed in accordance with Section 1 of Article VI of these Bylaws.

SECTION     VOTING OF STOCK IN OTHER CORPORATIONS
  7         Stock in other corporations, which may from time to time be held by the Corporation, may be represented and voted at any meeting of stockholders of such other corporation by proxy executed in the name of the Corporation by the Chairman of the Board, the President, any Executive Vice President or the Treasurer, with the corporate seal affixed and attested by the Secretary.

SECTION     SALE AND TRANSFER OF SECURITIES
  8         The Chairman of the Board, the President or any Executive or Senior
            Vice President, together with the Treasurer or the Secretary, are authorized to sell, transfer, endorse and assign any and all shares of stock, bonds and other securities owned by or standing in the name of the Corporation.

            The Chairman of the Board, the President, any Executive or Senior Vice President, the Treasurer, or the Secretary, is authorized to sell, transfer, endorse, and assign any and all securities owned by or standing in the name of the Corporation, maturing within one year of date of purchase, held for the short-term investment funds of the Corporation. The executing officers or officer may execute and deliver in the name and on behalf of the Corporation any instrument deemed necessary or advisable by the executing officers or officer to accomplish such transactions.

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                                                                            6-1
                                                                             --


     Article VI--Stock

SECTION     CERTIFICATES OF STOCK
  1         Each holder of stock shall be entitled to have a certificate or certificates, certifying the number and kind of shares owned by him in the Corporation signed by the Chairman of the Board, the President or an Executive Vice President and the Secretary and sealed with the seal of the Corporation. Where such certificate is signed by a transfer agent and by a registrar, the signatures of Corporation officers and the corporate seal may be facsimile, engraved or printed. In case any officer who shall have signed, or whose facsimile signature shall have been used on any such certificate, shall cease to be such officer of the Corporation, whether caused by death, resignation or otherwise, before such certificate shall have been delivered by the Corporation, such certificate shall nevertheless be deemed to have been adopted by the Corporation and may be issued and delivered as though the person who signed the same, or whose facsimile signature shall have been used thereon, had not ceased to be such officer of the Corporation. The certificates for shares of the capital stock of the Corporation shall be in such forms as shall be approved by the Board of Directors.

SECTION     TRANSFER OF STOCK
  2         Shares of stock shall be transferable only on the books of the
            Corporation by the holder thereof, in person or by duly authorized attorney, upon the surrender of the certificate, properly endorsed, representing the shares to be transferred.

SECTION     TRANSFER AGENTS AND REGISTRARS
  3         The Corporation may have a transfer agent and a registrar of its stock for different locations appointed by the Board of Directors from time to time. The Board of Directors may direct that the functions of transfer agent and registrar be combined and appoint a single agency to perform both functions at one or more locations.
            Duties of the transfer agent, registrar and combined agency may be defined from time to time by the Board of Directors. No certificate of stock shall be valid until countersigned by a transfer agent and until registered by a registrar even if both functions are performed by a single agency.

SECTION     RECORD DATES
  4         The Board of Directors shall have power to fix in advance a record date to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action and such record date shall not be more than sixty nor less than ten days before the date of any meeting, nor more than sixty days prior to any other action.

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                                                                            7-1
                                                                             --


     Article VII--Sundry Provisions

SECTION     OFFICES
  1         The Corporation's principal office, principal place of business, and principal business office shall be at 299 Park Avenue, New York, New
            York. In the State of Delaware the Corporation's registered office shall be in the City of Wilmington, County of New Castle. The
            Corporation may also have other offices at such other places as the business of the Corporation may require.

SECTION     SEAL
  2         The corporate seal of the Corporation shall have inscribed thereon the following words and figures: WESTVACO CORPORATION 1899
            INCORPORATED DELAWARE. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced. A duplicate seal or duplicate seals may be provided and kept for the necessary purposes of the Corporation.

            The adoption of this Bylaw shall not invalidate the corporate seals formerly used by the Corporation in the following words: "WEST VIRGINIA PULP AND PAPER COMPANY INCORPORATED UNDER THE LAWS OF DELAWARE" or "WEST VIRGINIA PULP AND PAPER COMPANY INCORPORATED 1899 DELAWARE," and shall not affect in any way the validity of any instrument which shall have been sealed with either of such seals prior to the adoption of this Bylaw.

SECTION     BOOKS AND RECORDS
  3         The Board of Directors may determine from time to time whether, and, if allowed, when and under what conditions and regulations, the books and records of the Corporation, or any of them, shall be open to the inspection of stockholders, and the rights of stockholders in this respect are and shall be limited accordingly (except as otherwise provided by statute). Under no circumstances shall any stockholder have the right to inspect any book or record or receive any statement for an improper or illegal purpose. Subject to the provisions of statutes relating thereto, the books and records of the Corporation may be kept outside the State of Delaware at such places as may be from time to time designated by the Board of Directors.

SECTION     FISCAL YEAR
  4         Unless otherwise ordered by the Board of Directors, the fiscal year of the Corporation shall be twelve calendar months beginning on the first day of November in each year.

SECTION     INDEPENDENT PUBLIC ACCOUNTANTS
  5         The Board of Directors shall appoint annually an independent public accountant or firm of independent public accountants to audit the books of the Corporation for each fiscal year; this appointment shall be subject to shareholder ratification at the annual meeting next succeeding the appointment.

SECTION     WAIVER OF NOTICE
  6         Any shareholder or director may waive any notice required to be given by law or by the provisions of the Certificate of Incorporation or by these Bylaws; provided that such waiver shall be in writing and signed by such shareholder or director or by the duly authorized attorney of the shareholder, either before or after the meeting, notice of which is being waived.

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7-2
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SECTION     AUTHORIZATION TO TRANSACT BUSINESS
   7 The Chairman of the Board or the President, together with the Secretary, is authorized to qualify the Corporation as a foreign corporation in any state of the United States or to withdraw such qualification when deemed necessary and to appoint an agent or agents to act on behalf of the Corporation in any state where the Corporation qualifies to do business.

SECTION     AMENDMENTS
  8         The Board of Directors shall have power to make, alter and amend any
            Bylaws of the Corporation by a vote of a majority of the whole Board at any regular meeting of the Board of Directors, or any special meeting of the Board if notice of the proposed Bylaw, alteration or amendment be contained in the notice of such special meeting;
            provided, however, that no Bylaw shall be deemed made, altered or amended, by the Board of Directors unless the resolution authorizing the same shall specifically state that a Bylaw is thereby being made, altered or amended. Except as otherwise provided in these Bylaws or the Certificate of Incorporation, the shareholders of the Corporation may make, alter, amend or repeal any Bylaws of the Corporation by the affirmative vote of the majority of the stock entitled to vote at any annual or special meeting.

November 1996